Exhibit 10.39

Loan Contract

HUA XIA BANK CO., Limited.

NO. Contract Number: F2111011090182

Borrower: Fujian Province Baisha Fire Control Industrial Trading Co., Ltd

Address: Meilin Baisha Industry Area, Nan’an City, Fujian

ZIP:	362300	Legal Reprehensive: Zhuang Daqi
Phone:	0595-86288675	Fax: 0595-86278820
Bank:	Nan’an Rural Cooperative Bank	Account No.: 9070712010010000001887
	Meilin Branch

Lender: Hua Xia Bank Co., Ltd. Fuzhou Branch

Address: NO. 92, East Road, Fuzhou

ZIP: 350001

Legal Representive /Responsible Person: Lin Daosheng

Phone:	0591-87666608	Fax: 0591-87626387

This Contract is made in line with the National law, after reaching agreement through negotiations, hereby enter into this contract.

Article one

Loan Category

1. Loan under this contract: ☑  short-term loans     ☒  medium-term loans     ☒  long-term loans

Article two

Loan Amount and Currency

2.1 The loan currency of this contract ☑  RMB    ☒  USD         ☒  Others

2.2 The loan amount (Capital) ¥5,000,000.00

Article Three

Loan Purpose

3.1 Loans under this contract shall only be used in liquidity turnover , without the written consent of the lender; the borrower shall not change the use of the loans.

Article Four

Life of Loan

4.1 This contact life is one (day/month/year  ✓), from 2009 (yy) 9 (mm) 28 (dd) to 2010 (yy) 9 (mm) 28 (dd).

4.2 The borrower chooses one way below to extract the loan under this contract:

☑ 2009 (yy) 9 (mm) 28 (dd) One-time withdrawal

☒  Phased withdrawal following the time, the amount below:

_____	(yy	)	(mm)	(dd), Amount(Capital)

_____	(yy	)	(mm)	(dd), Amount(Capital)

_____	(yy	)	(mm)	(dd), Amount(Capital)

_____	(yy	)	(mm)	(dd), Amount(Capital)

_____	(yy	)	(mm)	(dd), Amount(Capital)

4.3 The borrower chooses one way below to repay the loan principal under this contract:

☑ 2010 (yy) 9 (mm) 28 (dd) One-time repayment

☒  Phased repayment following the order ,time, the amount below:

_____	(yy	)	(mm)	(dd), Amount(Capital)

_____	(yy	)	(mm)	(dd), Amount(Capital)

_____	(yy	)	(mm)	(dd), Amount(Capital)

_____	(yy	)	(mm)	(dd), Amount(Capital)

_____	(yy	)	(mm)	(dd), Amount(Capital)

4.4 The actual withdraw date and the last loan maturity date are inconsistent with the above, the time of loan notes recorded is the final time. The rest of phased repayment due date is in accordance with the contract.

Article Five

Loan Interest Rate

5.1 The loan interest rate follows the provision below:

☑   The loan interest rate under this contract is 6.372%. After the signing but before the actual payment, if the People’s Bank of China adjusts the benchmark interest rate on the loans, implements the floating percentage written in term 5.4 following the adjusted benchmark interest rate.

☒  The two parties decide the interest rate is         % (APR) from the withdrawal date until the date of the first interest settlement rate every month(s) s based on the benchmark lending rate of foreign exchange released by the borrower.

☒           month(s)’          (LIBOR/HIBOR)+         % Interest rate differential = Floating interest rate, adjust the interest rate every          month(s) .( LIBOR interest rate is interbank offered rate about time limit and currency above published by the lender’s headquarters in the morning two banking days before the lending or interest rate adjustment. It is issued by BBA (the British Bankers Association) and supplied by the financial telecommunications like Reuters; HIBOR interest rate is Interbank offered rate about time limit and currency above published by the lender’s headquarters in the morning two banking days before the lending or interest rate adjustment. It is issued by HKAB (Hong Kong Association of Banks) and supplied by the financial telecommunications like Reuters.)

5.2 The loan interest settlement under this contract chooses one of the following ways:

☑   Interest settlement monthly, Interest Payment Date is the 20th of each month, the last interest payment date is the contract expiration date.

☒  Interest settlement quarterly, Interest Payment Date is the 20th of the last month of each quarter, the last interest payment date is the contract expiration date.

☒  Interest paid with a maturity date of principal

☒                                                                                                                                                                                                                        .

5.3 After the loans, if the People’s Bank adjusts the benchmark lending rate over the same period, the following manner:

☒   Interest rate under this contract unchanged

☑  Interest settlement monthly, adjust interest rate under this contract monthly. The interest rate adjusted begins to apply from the day after the first interest payment date.

☒  Interest settlement quarterly, adjust interest rate under this contract monthly. The interest rate adjusted begins to apply from the day after the first interest payment date.

☒  Interest rate under this contract changed yearly

☒                                                                                                                                                                                                                        .

5.4 By 5.1 and 5.3, the interest rate floats 20% / falls         % according to the benchmark interest rate of the same period after being adjusted by the People’s Bank.

5.5 Contract loan interest rate is changed, the penalty interest rate under the contract automatically changes accordingly and the contract loan interest rates begin to apply the same time and be sub-computated.

5.6 The lender needn’t to obtain consent of the borrower while adjusted by the terms above.

Article Six

Withdrawals Conditions

6.1 The borrower withdrawals must meet the following prerequisites:

6.1.1 The borrower has completed the administrative permission, approval, registration and other statutory procedures under this contract loans in accordance with relevant laws, regulations and rules.

6.1.2 The borrower has submitted the relevant documents complied with the requirements.

6.1.3 The procedures related guarantee under this contract has been completed and enters into force / mortgage set up / pledge established.

6.1.4 The borrower did not breach any agreement under this contract.

6.1.5 Until withdraws, the borrower’s statement and guarantee in this contract are still true, accurate and effective.

6.1.6 Until withdraws, the borrower’s operating conditions and financial condition are basically the same with when it signed the contract, without any material adverse change.

6.2 The borrower shall meet the above conditions, then withdraw the loan under this contract and sign certificate loan with the lender. Certificate loan, as part of the contract, has the same effectiveness.

6.3 The borrower not meeting the conditions of the loan withdrawal does not constitute the lender’s performance flaws.

Article Seven

Loan Repayment

7.1 The borrower’s source of repayment, including but not limited to main business income, the borrower promises won’t refuse to perform the agreed repayment obligations by quoting the agreement above under this contract in any case.

7.2 The borrower shall deposit fully the reimbursement (interest, principal) into the lender’s account before the working hours end of the repayment date (interest payment date, principal payment date) (Beijing Time) . The lender is entitled to transfer money from the borrower’s bank account directly. In case of legal holidays, the date extends to the first working day after the holiday end.

7.3 The lender shall be entitled to transfer and charge money from the lender’s accounts opened in all business organizations of Hua Xia Bank Co, Limited in China for the unpaid repayment loan. If the currency transferred and charged is not the same under the contract, calculate the amount by the premium conversion.

7.4 The borrower’s Payments (including the lender’s transferred and charged money under under this contract) pay off the debts in the following order: the fee to achieve the cost of claims and security rights, damages, liquidated damages, compound interest, default interest and penalty, interest, principal. The lender has the right to change the order.

7.5 If the borrower repays the loan in advance, it should notify the lender in written form and get the written consent of the lender, then do as follows:

☑  The lender calculates and receives the interest according to the loan interest rate under the contract and actual use days.

☒  In addition to calculates and receives the interest according to the loan interest rate under the contract and actual use days, the lender receives the compensation, calculated         % of the payment in advance, but the most amount ≤ the payment in advance × loan interest rate/360× days in advance.

Article Eight

Loan Guarantee

8.1 Loans under this contract with one or more of the following security measures:

☒  Surety :                                                           Signed <Guarantee Contract> with the lender

☒  Mortgagor:                                                           Signed <Guarantee Contract> with the lender

☒  Pledgeor:                                                           Signed <Guarantee Contract> with the lender

☒                                                                                                                                                                                                                   .

8.2 If this contract is the claims belong to the maximum amount guaranteed of debt claims, take the following one or more security:

☑  Surety: Zhong Qing He Cheng Co., Ltd. Signed <Maximum Guaranteed Contract> with the lender

☒  Mortgagor:                                          Signed <Maximum Guaranteed Contract> with the lender

☒  Pledgeor:                                          Signed <Maximum Guaranteed Contract> with the lender

☑  Personal guarantee: Zhuang Zhuge, Zhuang Daqi and Zheng Hecheng signed the <Personal Maximum Guaranteed Contract>.

Article Nine

Rights and obligations of the Borrower

9.1 The borrower shall ensure that it is incorporated validly and an existing legal unit. It has the right to dispose of its property management, manage the contract-related business and sign and perform this contract.

9.2 The borrower guarantees that the signing of the contract has been approved by the supervisor or the board by law and obtains all necessary authorization.

9.3 The borrower promises that its signing and performance of this contract does not violate any provisions or binding agreement of its assets; does not violate the security agreement signed with others and any other binding documents, agreements and commitments.

9.4 Party B undertakes to provide the necessary documentation and information required and to ensure the documentation provided, the data are true, accurate, lawful and effective

9.5 The borrower has the right to withdraw and use the loan under the contract.

9.6 The loan should be used for the purpose stipulated in the contract.

9.7 The borrower shall be in accordance with the requirements of the lender to help the work of investigation loan before, loan review and checking loan after. Provide the following information timely, including but not limited:

9.7.1 Business license and annual inspection certificate, legal person code certificate, the legal representative proof of identity and the necessary personal information, board members and the main person in charge, list of finance department, business license, the qualified tax registration certificate, copy of tax information supplied by the tax department, loan certificate (card) according to the lender’s requirements.

9.7.2 All Bank, account number and deposit and loan conditions

9.7.3 The borrower provides the documents audited according to the lender’s time requirement, including balance sheet, income statement, owner changes in equity, sales situation, cash flow, financial statements and notes.

9.7.4 Production and operation plans, statistical reports, project budget and final project accounts information.

9.7.5 All external guarantee situations (including any body of the lender)

9.7.6 All related companies and related information, the related party transactions that have taken place and is about to occur accounted more than ten percent of its net assets; the situation of internal customers of the Group guarantees each other.

9.7.7 The event of litigation, arbitration, administrative penalty, the case of a dispute with others, and the management of personal situation of criminal prosecution.

9.7.8 The use of loan under the contract.

9.8 Accordance with the contract to repay the loan.

9.9 Including but not limited: contract, leasing, trust, asset restructuring, debt restructuring, equity restructuring, joint venture, merger (the merger), division, joint venture (cooperative), to reduce the registered capital or application business for rectification, application for dissolution (or revocation), application for restructuring, settlement and bankruptcy. The borrower should notify the lender in written form 30 days in advance when the operations, its institutional and legal status will change and implement the contract debts by consent in written form by the lender, or provide written approval of the new security by the lender. Otherwise, before repaying all the debts under this contract, the borrower shall not carry out these activities.

9.10 Including but not limited to suspend business for rectification, closure, the dissolution (withdrawal), to apply reorganization, bankruptcy. All the activities above which make their own institutional and legal status change should be notified within three days in written form to the lender, and to take adequate and effective preservation measures for the lender’s claims.

9.11 The borrower should notify the lender in written form within three days and take adequate and effective preservation measures for the lender’ claims when the other situations which may endanger the operation or the safety of the lender’s claims.

9.12 The borrower changes its domicile, the name, the legal representative or other significant changes in senior management, the change should be notified in writing within seven days.

9.13 Before the borrower paying off the loan principal and interest, without the lender’s consent, the borrower could not sell particular assets, prepay other debts, debt guarantees for third parties.

9.14 Signed with any third party shall not undermine the lender in interest under this contract

9.15 In the case of a security, the guarantor breaches any obligation or commitment under the contract or loss of guarantee capabilities, the borrower shall provide the new guarantee immediately recognized by the lender or repay the loan under the contract in advance.

Article Ten

Rights and obligations of the Lender

10.1 The right to request the borrower to provide loans related information under this contract.

10.2 The right to monitor and check the use of loans under the contract, get to know the borrower’s business activities, financial condition, guarantee situations and debt disputes, etc.

10.3 The borrower perform its obligations under this contract and also meet the withdrawal conditions in the premise, the lender shall grant loans to the borrower fully and timely.

10.4 The lender should keep secret of the borrower’s information on debt, finance, production, management and other aspects of information, but the laws and regulations except as otherwise provided.

10.5 In term of this contract, when the lender changes his domicile, the change of address should be promptly issued.

Article Eleven

Liabilities for breach of contract

11.1 After the commencement of this contract, the borrower and the lender shall perform the obligations under this contract. Either fails to perform or do not fully perform the contract, will constitute a breach of this contract and bear the liability.

11.2 Because of the borrower or the surety, the corresponding guarantee procedure is not completed. Or the borrower has not completed the withdrawal procedure timely under the contract and more than 30 days passed over the loan release time under the contract (including statutory holidays, rest days), the lender has the right to terminate this contract and collect the loans ahead of schedule.

11.3 The borrower does not repay the loan payable due timely (with maturity in advance) under the contract. From the date of expiration, add 50% to the contractual loan interest rate as penalty interest rate to charge the overdue interest. The interest that the borrower can’t repay on time under the contract will be calculated by compound interest according to the loan interest rate under the contract. Should the contract to recover the loan interest rate profits; the unpaid interest of overdue loan will be calculated by compound interest according to the penalty interest rate under the contract.

11.4 The loan that is not used for the purposes under the contract by the borrower, since the date of default, will be calculated and charged by penalty interest adding 50% to the rate under the contract.

11.5 The loans overdue or fails to use for the purpose under the contract, should be calculated and charged overdue interest, penalty interest and compound interest monthly.

11.6 The lender takes action for the borrower’s breach of contract to be achieved resulting in claims, the borrower should bear the costs for this payment, arbitration fees, security fees, advertising fees, assessment fees, appraisal fees, auction fees, travel expenses, legal fees and the cost of other achieving the claims.

11.7 If the borrower occurs any breach of the following, the lender has the right to declare immediately all the credit due, call the principal and interest of loans disbursed, stop the loans, and take corresponding measures according to law.

11.7.1 The borrower fails to use the loan under the contract or to pay in full timely the loan principal, interest and other payables.

11.7.2 The borrower provides false or withholds the balance sheet, income statement and other credit information or concealing important facts in financial management

11.7.3 The borrower refuses to accept the supervision and inspection about the use of the loan and the relevant information of production, management and financial activities.

11.7.4 The borrower uses the loans for equity investment.

11.7.5 The borrower uses the loans to engage in speculative premises or other illegal business and transactions, such as securities, futures, real estate and so on.

11.7.6 The borrower takes loans for lending to seek illegal income.

11.7.7 The borrower obtains a loan fraudulently.

11.7.8 The borrower signs the false contract with related parties and uses the claims of notes receivable, accounts and other debts without trade to provide pledge for cash in bank funds.

11.7.9 The borrower evades bank debts through related transactions.

11.7.10 The borrower has violated any contract or agreement signed as a party with others (including this contract, the borrower) or other unilateral commitments and guarantees and endangered the other debts.

11.7.11 The borrower’s mode of operation, structure or legal status changes, including but not limited: contract, leasing, trust, asset restructuring, debt restructuring, equity restructuring, joint venture, merger (the merger), division, joint venture (cooperative), to reduce the registered capital or application business for rectification, application for dissolution (or revocation), application for restructuring, settlement and bankruptcy. And the activities didn’t obtain the written consent of the lender and repaid the debts or provided new guarantee.

11.7.12 Guarantee under this contract changes and Is not conducive to the lender, including but not limited: the collateral damage, loss, reduction in the value or the surety breaches any of the obligations under the contract and the borrower doesn’t provide the new necessary guarantees.

11.7.13 The guarantee contract or other guarantee ways don’t enter into force, be ineffective, be withdraw announced, or the surety lost partially or wholly guarantee ability or refused to perform guarantee duties expressly or the surety breach any obligation or commitment or the guarantee contract signed with the third party. And the borrower hasn’t provided new guarantees.

11.7.14 The representations and guarantees made by the borrower were untrue, inaccurate or concealed materially.

11.7.15 The borrower refused to fulfill the obligations of this contract expressly or by its conduct.

11.7.16 The borrower has violated any of the contract obligations and commitments, the lender think it affects their claims realized.

11.8 The borrower is satisfied all the conditions and has submitted withdrawal requests 7 working days, if the lender hasn’t loan, it is entitled to charge the liquidated damages based on the interest rate of 11.3 term in this contract by the amount of liquidated damages and the actual number of days overdue.

Article Twelve

Effectiveness of the Contract

12.1 This contract is effective from the date signed

Article Thirteen

Transfer, Change and infrastructure of the Contract

13.1 After this contract being effective, the lender needn’t to obtain the borrower’s consent to transfer his claims to the third party partially or wholly.

13.2 After the commencement of this contract, if the borrower intends to transfer the debts under this contract to the third party, it needs to obtain the written document that the surety will continue to provide guarantee for the debts, or the borrower provides new guarantee and approved in written form by the lender.

13.3 After the commencement of this contract, any of the parties shall not alter principally . For a change, both parties need to change the agreement in writing.

13.4 If the borrower required the loan extension, two sides signed extension contract after checked and agreed by the lender. If the lender didn’t agree the extension, the borrower fulfills the repayment obligations under the contract.

13.5 During the performance of this contract, if there is one of the following cases, the lender is entitled to terminate the contract, to recover the loan principal and interest has been paid ahead of time, and to stop the payment of loans.

13.5.1 The borrower’s operations and financial condition deteriorated and have no ability to repay debts due, or the borrower is involved in major economic litigation or arbitration and other legal disputes, the lender’s creditor realization is affected severely.

13.5.2 the overall customer credit status, operations and financial condition of the group which the borrower belonged to are suffering a serious crisis and threats the lender’s security seriously.

13.5.3 The borrower is out of business, dissolved, closed, business license revoked, cancelled and so on.

13.5.4 Other events occurred may threaten the lender’s claims realization under the contract or claims lost.

Article Fourteen

Dispute Settlement

14.1 All the dispute between the borrower and the lender because of this contract should be resolved through consultation; consultation fails, select one of the following way:

☑  Prosecute to the people’s court in the lender’s domicile

☒  Apply                      Arbitration Committee for arbitration

Article Fifteen

Supplementary Provisions

15.1 If the two parties signed a ‘Maximum Financing Contract’, No. F211 (Financing) 20090020, this contract is the specific business contract of the Maximum Financing Contract.

15.2 When the contract is still in force, the borrower hasn’t notified the lender in written form the changes about legal name, legal representative, address, etc. All the documents the lender sends according to the information contained in the contract are deemed to be served.

15.3 The borrower is responsible for the expenses of registration, insurance, notary, appraisal, assessment, transportation and so on under this contract and the guarantee contract. The lender has the right to deduct from the party account directly.

15.4 Other agreements

15.5 under this contract, ☐  is the way of option, a ✓ in the ☐  to identify the terms of use, playing ×  indicates that the provision does not apply.

15.6 This contract the borrower holds one copy, the lender holds one copy, holds copy, all has the same legal effect.

15.7 The annex as part of this contract has the same legal effect.

15.8 The lender had taken reasonable way to draw the borrower attention to the exclusion or limitation of the lender’s responsibility under the contract, and has given a full explanation of the relevant provisions according to the borrower’s requirement; there is no objection to the understanding of the content between the borrower and the lender.

Borrower: Fujian Province Baisha Fire Control Industrial Trading Co., Ltd	(Stamp)

Legal Representative: /s/ Zhuang Daqi	(Sign)
(or Authorized agent)

2009 Year 9 Month 24 Day

Lender: /s/ Hua Xia Bank Co., Ltd. Fuzhou Branch	(Stamp)

Legal Representative/
Major Responsible Person:	(Sign)
(or Authorized agent)

2009 Year 9 Month 28 Day